Exhibit 1.1

Execution Version

$750,000,000

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

CHKM FINANCE CORP.

6.125% SENIOR NOTES DUE 2022

PURCHASE AGREEMENT

January 6, 2012

BARCLAYS CAPITAL INC.

CREDIT SUISSE SECURITIES (USA) LLC

RBS SECURITIES INC.

WELLS FARGO SECURITIES, LLC,

    As Representatives of the Several Purchasers,

                c/o Barclays Capital Inc.

                        745 Seventh Avenue

                        New York, New York 10019

Ladies and Gentlemen:

1. Introductory. Chesapeake Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), and CHKM Finance Corp., a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), agree with the several initial purchasers named in Schedule A hereto (the “Purchasers”), subject to the terms and conditions stated herein, to issue and sell to the Purchasers U.S. $750,000,000 principal amount of the Issuers’ 6.125% Senior Notes due 2022 (the “Notes”) to be issued under an indenture, to be dated as of January 11, 2012 and as supplemented through the Closing Date (as hereinafter defined) (the “Indenture”), among the Issuers, the Guarantors named below and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Notes will be unconditionally guaranteed as to the payment of principal and interest (such guarantees, the “Guarantees” and, together with the Notes, the “Offered Securities”) by Chesapeake MLP Operating, L.L.C., a Delaware limited liability company (the “OLLC”), Appalachia Midstream Services, L.L.C., an Oklahoma limited liability company (“Appalachia”), Bluestem Gas Services, L.L.C., an Oklahoma limited liability company (“Bluestem”), Chesapeake Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“CMGS”), Oklahoma Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“OMGS”), Texas Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“TMGS”), Magnolia Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“MMGS”), and Ponder Midstream Gas Services, L.L.C., a Delaware limited liability company (“PMGS,” and, together with the OLLC, Appalachia, Bluestem, CMGS, OMGS, TMGS and MMGS, the “Guarantors”).

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Partnership Parties (defined below) and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Issuers and Guarantors shall agree to file a registration statement with the Commission registering (a) the exchange of the Notes for debt securities with identical terms as the Notes (the “Exchange Notes”) and the exchange of the Guarantees for guarantees with identical terms as the Guarantees (the “Exchange Guarantees” and together with the Exchange Notes, the “Exchange Securities”) that will be registered under the Securities Act (the “Exchange Offer”) and (b) under certain circumstances, the resale of the Offered Securities under the Securities Act.

Chesapeake Midstream GP, L.L.C., a Delaware limited liability company, serves as the general partner of the Partnership (the “General Partner”). The General Partner, the Issuers and the Guarantors are collectively called the “Partnership Parties.”

Each of the Partnership Parties hereby agrees with the several Purchasers as follows:

2. Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:

(a) Offering Memoranda; Certain Defined Terms. The Issuers have prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum.

For purposes of this Agreement:

“Applicable Time” means 3:00 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Memorandum” means the Final Offering Memorandum relating to the Offered Securities that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement), including the documents incorporated by reference therein.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication (other than Supplemental Marketing Materials) and the information therein, which is intended for general distribution to prospective investors as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuers, used or referred to by the Issuers or containing a description of the final terms of the Offered Securities or of their offering.

“Preliminary Offering Memorandum” means the Preliminary Offering Memorandum, dated January 6, 2012, relating to the Offered Securities, including the documents incorporated by reference therein.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the rules and regulations of the Commission under Sarbanes-Oxley, the Securities Act and the Exchange Act, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.

(b) No Material Misstatements or Omissions in the Final Offering Memorandum. As of its date and as of the Closing Date, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Final Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Purchaser specifically for inclusion therein, which information is specified in Section 8(g).

(c) No Material Misstatements or Omissions in the General Disclosure Package. The General Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Communication, as of its time of first use, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Communication does not conflict with the information contained in the Preliminary Offering Memorandum or the Final Offering Memorandum; provided that no representation or warranty is made as to information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with written information furnished to the Issuers through the Representatives by or on behalf of any Purchaser specifically for inclusion therein, which information is specified in Section 8(g).

(d) Incorporated Documents. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Partnership’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been or will be filed by the Partnership with the Commission or sent to unitholders pursuant to the Exchange Act and incorporated by reference (the “Incorporated Documents”) in the Preliminary Offering Memorandum or Final Offering Memorandum do not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

(e) Formation, Due Qualification and Authority. Each of the Partnership Parties has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be. Each of the Partnership Parties is duly registered or qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Parties taken as a whole (a “Material Adverse Effect”). Each of the Partnership Parties has all requisite power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Closing Date, and to conduct its business as currently conducted or as to be conducted at the Closing Date, in each case in all material respects as described in the General Disclosure Package and the Final Offering Memorandum.

(f) Power and Authority to Act as the Manager. The OLLC has full limited liability company power and authority to act as the manager of each of Appalachia, Bluestem, CMGS, OMGS, TMGS, MMGS and PMGS (collectively, the “Operating Subsidiaries”), in all material respects as described in the General Disclosure Package and the Final Offering Memorandum.

(g) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the General Disclosure Package and the Final Offering Memorandum.

(h) Ownership of the General Partner Interest and the Incentive Distribution Rights in the Partnership. The General Partner is the sole general partner of the Partnership and owns a 2.0% general partner interest in the Partnership (the “GP Interest”) and all of the Incentive Distribution Rights (as defined in the Partnership Agreement, defined below); the GP Interest and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(i) Capitalization of the Partnership. The issued and outstanding partnership interests of the Partnership consist of 78,876,643 Common Units, 69,076,122 Subordinated Units, the GP Interest and the Incentive Distribution Rights. All outstanding Common Units and Subordinated Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(j) Ownership of Finance Corp. The Partnership owns, directly or indirectly, 100% of the issued shares of capital stock in Finance Corp; such shares of capital stock have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of Finance Corp and are fully paid and nonassessable; and the Partnership owns such shares free and clear of all Liens, except for those Liens securing obligations under the Amended and Restated Credit Agreement dated as of June 10, 2011, as amended, by and among the Partnership, the OLLC, Wells Fargo Bank, National Association as the administrative agent and the lenders party thereto (the “Amended and Restated Credit Agreement”).

(k) Ownership of the Guarantors. The Partnership owns, directly or indirectly, 100% of the issued limited liability company interests in each of the Guarantors; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of such Guarantor (collectively with the limited liability company agreement of the General Partner, referred to herein as the “General Partner Agreement,” and the Partnership Agreement, the “Organizational Agreements”) and the certificate of formation of such Guarantor (collectively with the certificate of limited partnership of the Partnership, the certificate of formation of the General Partner, the certificate of incorporation and bylaws of Finance Corp and the Organizational Agreements, the “Organizational Documents”) and are fully paid (to the extent required under the Organizational Agreement of such Guarantor) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and (ii) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute, as applicable); and the Partnership owns such limited liability company interests free and clear of all Liens, except for those Liens securing obligations under the Amended and Restated Credit Agreement.

(l) No Other Subsidiaries. Other than the other Partnership Parties, the General Partner does not own and on the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of its 100% limited liability company interest in the OLLC, (ii) the OLLC’s ownership of 100% of the issued shares of capital stock of Finance Corp, and (iii) the OLLC’s ownership of its 100% limited liability company interest in each of the other Guarantors, neither the Partnership nor the OLLC owns, and on the Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Finance Corp was formed for the sole purpose of being a co-issuer of the Partnership’s debt securities and has no operating assets.

(m) No Preemptive Rights or Options. Except for such rights as have been effectively waived or as disclosed in the General Disclosure Package and the Final Offering Memorandum or as provided in the Organizational Documents, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock, limited liability company interests, partnership interests or other equity interests in any Partnership Party.

(n) No Registration Rights. No holder of securities of any of the Partnership Parties will be entitled to have such securities registered under the registration statements that may be required to be filed by the Issuers or Guarantors pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(o) Authorization of Agreement. Each of the Partnership Parties has all requisite corporate, limited liability company or partnership power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership Parties.

(p) Enforceability of Other Agreements.

i. the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

ii. the General Partner Agreement has been duly authorized, executed and delivered by Chesapeake Midstream Ventures, L.L.C. (“Midstream Ventures”) and is a valid and legally binding agreement of Midstream Ventures, enforceable against Midstream Ventures in accordance with its terms;

iii. the limited liability company agreement of the OLLC has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

iv. the limited liability company agreement of each Operating Subsidiary has been duly authorized, executed and delivered by the OLLC and is a valid and legally binding agreement of the OLLC, enforceable against the OLLC in accordance with its terms;

except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(q) Indenture. Each of the Issuers and Guarantors has all requisite corporate, limited liability company or partnership power and authority to enter into the Indenture. The Indenture has been duly authorized by each Issuer and Guarantor, and when the Indenture is executed and delivered by each of the Issuers and Guarantors, assuming the due authorization, execution and delivery by the Trustee, the Indenture will be a legal, valid and binding agreement of the Issuers and Guarantors, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(r) Notes. The Issuers have all requisite corporate or partnership power and authority to issue, sell and deliver the Notes. The Notes have been duly authorized by the Issuers, and when the Notes are duly executed, authenticated, issued, delivered and paid for pursuant to the Indenture and this Agreement on the Closing Date, such Notes will be validly issued and will constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(s) Guarantees. Each Guarantor has all requisite limited liability company power and authority to issue the Guarantees. The Guarantees have been duly authorized by each Guarantor and when the Notes and the Guarantees are duly executed, authenticated, issued, delivered and paid for pursuant to the Indenture and this Agreement on the Closing Date, such Guarantees will have been validly issued and will constitute legal, valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(t) Description of Notes. The Offered Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Memorandum.

(u) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939 (the “1939 Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(v) Exchange Securities. The Issuers have all requisite corporate or partnership power and authority to issue the Exchange Notes. On the Closing Date, the Exchange Notes will have been duly authorized by the Issuers; and when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be validly issued and constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Exchange Guarantees will have been duly authorized by each Guarantor; and when the Exchange Notes and the Exchange Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Guarantees will be validly issued and constitute legal, valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(w) Registration Rights Agreement. Each of the Partnership Parties has all requisite corporate, limited liability company or partnership power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Partnership Parties; and, when the Offered Securities have been duly executed, authenticated, issued, delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Partnership Parties and will constitute a legal, valid and binding obligation of the Partnership Parties, enforceable against the Partnership Parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(x) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between the Issuers and any person that would give rise to a valid claim against the Issuers or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(y) No Conflicts. None of (i) the offering, issuance and sale of the Offered Securities and the Exchange Securities by the Issuers and the Guarantors and (ii) the execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement by the Partnership Parties party hereto and thereto, as the case may be, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Parties or any of their respective properties in a proceeding to which any of them or their respective properties is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would (i) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated herein or perform its obligations under the Indenture. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(z) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Parties or any of their respective properties or assets is required in connection with (i) the offering, issuance and sale of the Offered Securities and the Exchange Securities by the Issuers and the Guarantors, or (ii) the execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement by the Partnership Parties party hereto and thereto, as the case may be, except in the cases of clauses (i) and (ii), (A) applicable state securities laws in connection with the purchase and resale of the Offered Securities by the Purchasers, (B) applicable state securities laws and the Securities Act in connection with the registration and issuance of Exchange Notes, as contemplated by the Registration Rights Agreement, (C) for such consents that have been, or prior to the Closing Date will be, obtained or made, (D) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement or perform its obligations under the Indenture and (E) as disclosed in the General Disclosure Package and Final Offering Memorandum.

(aa) No Defaults. None of the Partnership Parties is (i) in violation of any of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which breach, default or violation in the cases of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement or perform its obligations under the Indenture. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation, if continued, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement or perform its obligations under the Indenture.

(bb) Independent Public Accountants. PricewaterhouseCoopers LLP, who has certified or shall certify the audited financial statements of the Partnership included in the General Disclosure Package and the Final Offering Memorandum (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Partnership Parties as required by the Securities Act and the Public Company Accounting Oversight Board.

(cc) Historical Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the General Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition of the Partnership and its predecessor as of the dates indicated, and comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The summary historical financial information set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Summary—Summary Historical Financial and Operating Data” and the selected historical financial information set forth under the caption “Selected Historical Financial and Operating Data” in the General

Disclosure Package and the Final Offering Memorandum is fairly presented in all material respects and prepared on a basis consistent with the audited historical financial statements from which it has been derived. The other financial information of the Partnership and the General Partner and their subsidiaries, including non-GAAP financial measures, if any, contained in the General Disclosure Package and the Final Offering Memorandum has been derived from the accounting records of the Partnership Parties, and fairly presents in all material respects the information purported to be shown thereby.

(dd) No Material Adverse Change. None of the Partnership Parties has sustained, since the date of the latest audited financial statements included in the General Disclosure Package and the Final Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Offering Memorandum and other than as would not reasonably be expected to have a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the General Disclosure Package and the Final Offering Memorandum, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the condition, financial or otherwise, business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Parties taken as a whole, (ii) any transaction which is material to the Partnership Parties taken as a whole, other than transactions in the ordinary course of business as such business is described in the General Disclosure Package and the Final Offering Memorandum, or (iii) any dividend or distribution of any kind declared, paid or made on the equity interests of any of the Partnership Parties, in each case other than as described in the General Disclosure Package and the Final Offering Memorandum.

(ee) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Parties, or to which any of the Partnership Parties is a party, or to which any of their respective properties is subject, that would be required to be described in a registration statement filed pursuant to the Securities Act that are not so described in the General Disclosure Package or the Final Offering Memorandum. There are no agreements, contracts, indentures, leases or other instruments that would be required to be described in or filed as an exhibit to a registration statement filed under the Securities Act in accordance with Item 601(b)(10) of Regulation S-K that are not so described in the General Disclosure Package or the Final Offering Memorandum or filed as an exhibit to the Partnership’s Exchange Act Reports. Each contract, document or other agreement described in the General Disclosure Package or the Final Offering Memorandum is in full force and effect and is valid and enforceable by and against the Partnership Parties, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. Statements made in the General Disclosure Package and the Final Offering Memorandum, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ff) Certain Relationships and Related Transactions. No relationship, direct or indirect, that would be required by Item 404 of Regulation S-K under the Securities Act to be described in a registration statement filed pursuant to the Securities Act exists between or among any Partnership Party on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Party, on the other hand, that is not so described in the General Disclosure Package or the Final Offering Memorandum.

(gg) Title to Properties. The Partnership Parties have good and indefeasible title to all real property (exclusive of easements, rights-of-ways and other similar instruments) and good title to all personal property described in the General Disclosure Package and the Final Offering Memorandum as owned by the Partnership Parties, free and clear of all Liens and defects, except (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) those created, arising under or securing obligations under the Amended and Restated Credit Agreement, (iii) as described, and subject to the limitations contained in the General Disclosure Package and the Final Offering Memorandum or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the General Disclosure Package and the Final Offering Memorandum; provided that, with respect to any real property and buildings held under lease by the Partnership Parties, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Parties taken as a whole as they have been used in the past as described in the General Disclosure Package and the Final Offering Memorandum and are proposed to be used in the future as described in the General Disclosure Package and the Final Offering Memorandum.

(hh) Rights-of-Way. Each of the Partnership Parties has such easements, rights-of-way or other similar agreements from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the General Disclosure Package and the Final Offering Memorandum, except for (i) qualifications, reservations and encumbrances as may be set forth in the General Disclosure Package and the Final Offering Memorandum and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Parties has, other than as set forth, and subject to the limitations contained, in the General Disclosure Package and the Final Offering Memorandum, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the General Disclosure Package and the Final Offering Memorandum, none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii) Governmental Permits. Each of the Partnership Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the General Disclosure Package and the Final Offering Memorandum, subject to such qualifications set forth in the General Disclosure Package and the Final Offering Memorandum and except for such governmental permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as described in the General Disclosure Package and the Final Offering Memorandum, each of the Partnership Parties is, and on the Closing Date will be, in compliance with the terms and conditions of, all such governmental permits, except where the failure so to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(jj) Books and Records. Each Partnership Party (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Party, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ll) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by PricewaterhouseCoopers LLP, (i) none of the Partnership Parties is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Partnership Parties to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Partnership Parties, and (ii) there have been no significant changes in internal controls or in other factors that has or could significantly and adversely affect internal controls.

(mm) Tax Returns. Each of the Partnership Parties has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns. No tax deficiency has been determined adversely to any of the Partnership Parties, and none of the Partnership Parties has any knowledge of any tax deficiency or related assessment, fine or penalty that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(nn) ERISA. Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) on the Closing Date, each Partnership Party and Chesapeake Midstream Management, L.L.C. (“CMM”) and each employee benefit plan or program maintained by any Partnership Party or CMM will be in compliance in form and in operation with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and any other applicable law except any amendments that are not yet required to be executed, (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which any Partnership Party or CMM or any entity treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) or Section 4001 of ERISA (collectively “ERISA Affiliate”), would have any liability, and (iii) no Partnership Party or CMM or ERISA Affiliate expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Code as a result of the transactions contemplated hereby. Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, each pension plan established and which is currently maintained by any Partnership Party or CMM that is intended to be qualified under Section 401 of the Code is so qualified and, to the knowledge of the Partnership Parties, no event or fact exists which would adversely affect such qualification. To the knowledge of the Partnership Parties as of the date of this Agreement, none of the Partnership Parties or CMM or any ERISA Affiliate currently maintains, contributes to or has any liability (contingent or otherwise) with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a pension plan that is subject to Title IV of ERISA.

(oo) Investment Company. None of the Partnership Parties is, nor after giving effect to the offering and sale of the Offered Securities and application of the net proceeds from such sale as described in the General Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp) Intellectual Property. Each of the Partnership Parties, with respect to the assets owned or leased by the Partnership Parties, owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner and subject to such qualifications described in the General Disclosure Package and the Final Offering Memorandum and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except for such conflicts that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(qq) Environmental Compliance. Each of the Partnership Parties (i) is in compliance with any and all federal, state and local laws and regulations relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Partnership Parties has received written notice that they are currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(rr) Effect of Environmental Laws. In the ordinary course of its business, each Partnership Party periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related and reasonably foreseeable constraints on operating activities and any reasonably foreseeable liabilities to third parties). On the basis of such review, each Partnership Party has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(ss) Sarbanes-Oxley Act of 2002. The Partnership and, to the knowledge of the Partnership Parties, the directors and officers of the General Partner in their capacities as such, are in compliance in all material respects with all applicable provisions of Sarbanes-Oxley, the rules and regulations promulgated thereunder and the Exchange Rules that are effective and applicable to the Partnership.

(tt) No Labor Dispute. No labor dispute with the employees of the Partnership Parties or CMM exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(uu) Insurance. The Partnership Parties maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks, in such amounts and from such insurers as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties. None of the Partnership Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. The Partnership Parties are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof. There are no claims by the Partnership Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Parties have not received written or oral notice that they will be denied renewal of their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(vv) Litigation. Except as described in the General Disclosure Package and the Final Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Parties is or may be a party or to which the business or property of any of the Partnership Parties is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court of competent jurisdiction to which any of the Partnership Parties is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Offered Securities or the Exchange Securities, or (C) call into question the validity of this Agreement or the consummation of the transactions contemplated hereby or the performance by the Issuers and the Guarantors of their obligations under the Indenture.

(ww) Foreign Corrupt Practices Act. None of the Partnership Parties, nor any director or officer of a Partnership Party, nor, to the Partnership Parties’ knowledge, any employee, agent or representative of the Partnership Parties, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership Parties and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(xx) Anti-Money Laundering Laws. The operations of the Partnership Parties are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Parties conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(yy) Office of Foreign Assets Control.

i. The Partnership Parties represent that none of the Partnership Parties or, to the knowledge of the Partnership Parties, any director or officer of any of the Partnership Parties, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

ii. The Partnership Parties represent and covenant that the Partnership Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(zz) Regulations T, U, X. None of the Partnership Parties or any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(aaa) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(bbb) No Registration. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the offer and sale of the Offered Securities and the initial resale of such Offered Securities by the Purchasers in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the 1939 Act.

(ccc) No General Solicitation; No Directed Selling Efforts. None of the Partnership Parties, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Partnership Parties, their respective affiliates and any person acting at their direction have complied and will comply with the offering restrictions requirement of Regulation S. None of the Partnership Parties has entered and none of the Partnership Parties will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ddd) Stabilization. The Partnership Parties have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers or facilitate the sale or resale of the Offered Securities.

(eee) Statistical and Market-Related Data. All statistical or market-related data included in the General Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Partnership Parties believe to be reliable and accurate, and the Partnership Parties have obtained the written consent to the use of such data from such sources to the extent required.

(fff) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to another Partnership Party, from making any other distribution on such subsidiary’s equity interests, from repaying to any other Partnership Party any loans or advances to such subsidiary from such Partnership Party or from transferring any of such subsidiary’s property or assets to another Partnership Party, except as prohibited under the Amended and Restated Credit Agreement.

(ggg) XBRL. The interactive data in eXtensbile Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of any Partnership Party and delivered to the Representatives or to counsel for the Purchasers pursuant to this Agreement shall be deemed a representation and warranty by such Partnership Party to each Purchaser as to the matters covered thereby.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Issuers agree to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 98.375% of the principal amount thereof plus accrued interest from January 11, 2012 to the Closing Date, the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Issuers will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Issuers will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the General Disclosure Package and the Final Offering Memorandum. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Memorandum.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank designated by the Partnership against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities at the office of Bracewell & Giuliani LLP, Pennzoil Place—South Tower, 711 Louisiana Street, Suite 2300, Houston, Texas 77002 at 9:00 a.m., (New York time), on January 11, 2012, or at such other time not later than seven full business days thereafter as the Representatives and the Issuers determine, such time being herein referred to as the “Closing Date”,. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Bracewell & Giuliani LLP at least 24 hours prior to the Closing Date.

    4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Partnership Parties that it is either a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act or an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Partnership Parties.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(iii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuers for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Offered Securities referred to in (i) to (iii) above shall require the Issuers or any Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(f) Each of the Purchasers severally represents and agrees that:

(i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Company;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Partnership Parties; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Partnership Parties. Each Partnership Party agrees with the several Purchasers that:

(a) Amendments and Supplements to Offering Memoranda. The Partnership Parties will promptly advise the Representatives of any proposal to amend or supplement the Preliminary Offering Memorandum or the Final Offering Memorandum and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Memorandum or the Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Partnership Parties promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Memoranda. The Partnership Parties will furnish to the Representatives copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives request.

(c) Blue Sky Qualifications. The Partnership Parties will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided that the Issuers will not be required to qualify as a foreign corporation or foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes).

(d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Partnership Parties will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of the Partnership’s annual report to unitholders for such year; and the Partnership Parties will furnish to the Representatives and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Partnership filed with the Commission under the Exchange Act or mailed to unitholders, and (ii) from time to time, such other information concerning the Partnership Parties as the Representatives may reasonably request. However, so long as the Partnership is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers. At any time when the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, the Partnership Parties will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Purchasers all such documents.

(e) Transfer Restrictions. During the period of one year after the Closing Date, the Issuers will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) No Resales by Affiliates. During the period of one year after the Closing Date, the Issuers will not, and will not permit any of their controlled affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g) Investment Company. During the period of two years after the Closing Date, no Issuer nor any Guarantor will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Partnership Parties will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the

Issuers in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the preparation and printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) expenses incurred in distributing the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Partnership Parties and the Purchasers will each pay fifty percent (50%) of the costs and expenses of the Partnership Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered Securities to prospective investors and the Purchasers’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership Parties and any such consultants, provided that the Partnership Parties are obligated to pay for all costs and expenses of any aircraft chartered in connection with the road show.

It is understood, however, that except as otherwise provided in this Section 5, Section 8 or Section 10 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Offered Securities by any Purchaser, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Purchasers on their own behalf in connection with presentations to prospective purchasers of the Offered Securities.

(i) Use of Proceeds. The Issuers will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Offering Memorandum and, except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Issuers do not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j) Absence of Manipulation. In connection with the offering, until Barclays Capital Inc. shall have notified the Issuers and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuers, the Guarantors nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) Restriction on Sale of Securities. For a period of 60 days after the date hereof, no Issuer nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Issuers or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any such securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) except with respect to the Issuers’ 5.875% Senior Notes due 2021, file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of Barclays Capital Inc. No Partnership Party will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6. Free Writing Communications. (a) Issuer Free Writing Communications. Each Issuer and each Guarantor represents and agrees that, unless it obtains the prior written consent of the Representatives, such consent not to be unreasonably withheld, and each Purchaser represents and agrees that, unless it obtains the prior written consent of the Issuers and the Representatives, such consent not to be unreasonably withheld, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Issuers consent to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of a pricing term sheet in the form of Annex A hereto, or (ii) does not contain any material information about the Issuers or any Guarantor or their securities that was provided by or on behalf of the Issuers or any Guarantor, it being understood and agreed that the Partnership Parties shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum, the Final Offering Memorandum or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Partnership Parties herein (as though made on the Closing Date), to the accuracy of the statements of officers of the General Partner, on behalf of the Partnership Parties made pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Purchasers shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Purchasers with respect to the financial statements and certain financial information contained in the General Disclosure Package and the Final Offering Memorandum; provided that the letter delivered on the date hereof shall use a “cut-off date” within three business days of the date hereof and the letter delivered on the Closing Date shall use a “cut-off date” within two business days of the Closing Date.

(b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership Parties and their respective subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Partnership Parties by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1(c)(2)(vi)(F)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Partnership Parties (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that any of the Partnership Parties has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Partnership Parties on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c) Opinion of Counsel for Issuers. Bracewell & Giuliani LLP shall have furnished to the Representatives their written opinion, as counsel for the Partnership Parties, addressed to the Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit A.

(d) Opinion of Oklahoma Counsel for Issuers. Commercial Law Group, P.C. shall have furnished to the Representatives their written opinion, as special Oklahoma counsel for the Partnership Parties, addressed to the Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e) Opinion of Counsel for Purchasers. The Representatives shall have received from Baker Botts L.L.P., counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the General Disclosure Package, the Final Offering Memorandum and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

(f) Officers’ Certificate. The Purchasers shall have received, on the Closing Date, a certificate dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner:

(i) to the effect that the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of such Closing Date, and that the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before such Closing Date; and

(ii) certifying that they have carefully examined the General Disclosure Package and the Final Offering Memorandum and in their opinion (A) the Final Offering Memorandum, as of its date and on the Closing Date, or (B) the General Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Registration Rights Agreement. The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of each of the Partnership Parties.

The Partnership Parties will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8. Indemnification and Contribution.

(a) Indemnification of Purchasers. The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless each Purchaser, its partners, directors, officers, employees, agents and members, any person who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such

Purchaser, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Purchaser or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact included in the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum, any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Materials) and any amendments or supplements to the foregoing or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such indemnified person for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified person is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, except, with respect to the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Purchaser furnished in writing by or on behalf of such Purchaser through you to the Partnership expressly for use in, the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum or arises out of or is based upon any omission or alleged omission to state a material fact in the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Indemnification of Issuers. Each Purchaser, severally and not jointly, agrees to indemnify, defend and hold harmless the Partnership Parties and each of their respective directors and officers, any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Purchaser furnished in writing by or on behalf of such Purchaser through you to the Partnership expressly for use in, the Preliminary Offering Memorandum, the General Disclosure Package, the Final Offering Memorandum or any Issuer Free Writing Communication, or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) Actions against Parties; Notification. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership Parties or a Purchaser (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. If such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the payment of all fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party; provided, however, that such indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have assumed control of the defense as contemplated by the second sentence of this Section 8(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) or (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Purchasers on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Purchasers on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total discounts and commissions received by the Purchasers. The relative fault of the Partnership Parties on the one hand and of the Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) Limitations on Liability. The Partnership Parties and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by such Purchaser and distributed to the public were offered to the public exceeds the amount of any damage which such Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase commitments and not joint.

(f) Survival. The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser and its partners, directors, officers, employees, agents or members or any person (including each partner, officer, director or member of such person) who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of such Purchaser or by or on behalf of the Partnership Parties, their respective directors or officers or any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Offered Securities. The Partnership Parties and each Purchaser agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of Partnership Parties’ officers or directors in connection with the issuance and sale of the Offered Securities, or in connection with the Preliminary Offering Memorandum, the General Disclosure Package, the Final Offering Memorandum or any Issuer Free Writing Communication.

(g) Information Furnished by the Purchasers. The only information furnished by any Purchaser, or by any Representative on behalf of a Purchaser, for inclusion in the Preliminary Offering Memorandum and the Final Offering Memorandum were the third, ninth and tenth paragraphs and the second sentence of the eighth paragraph under the caption “Plan of Distribution” as such information is referred to in Sections 2 and 8 hereof.

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Issuers for the purchase of such Offered Securities by other persons, including any of the other Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Issuers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Reimbursement of the Purchaser’s Expenses. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Partnership Parties shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Partnership Parties and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Partnership Parties will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, or, if sent to the Partnership Parties, will be mailed, delivered or telegraphed and confirmed to Chesapeake Midstream Partners, L.P., 900 N.W. 63rd Street, Oklahoma City, Oklahoma 73118, Attention: Chief Executive Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the third sentence of Section 5(d) hereof against the Issuers as if such holders were parties thereto.

13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by the Representatives will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Partnership Parties acknowledge and agree that:

(a) No Other Relationship. The Purchasers have been retained solely to act as initial purchaser(s) in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Partnership Parties and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Memorandum, irrespective of whether the Purchasers have advised or are advising the Partnership Parties on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Partnership Parties following discussions and arms-length negotiations with the Representatives and the Partnership Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Partnership Parties have been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership Parties and that the Representatives have no obligation to disclose such interests and transactions to Partnership Parties by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Partnership Parties waive, to the fullest extent permitted by law, any claims they may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Purchasers shall have no liability (whether direct or indirect) to the Partnership Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuers, including unitholders, stockholders, employees or creditors of the Partnership Parties.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Partnership Parties hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients

[signature page follows]

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Partnership Parties and the several Purchasers in accordance with its terms.

Very truly yours, CHESAPEAKE MIDSTREAM PARTNERS, L.P.

By:	Chesapeake Midstream GP, L.L.C., its general partner

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

CHKM FINANCE CORP.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

CHESAPEAKE MIDSTREAM GP, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

CHESAPEAKE MLP OPERATING, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

CHESAPEAKE MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

Signature page to Purchase Agreement

OKLAHOMA MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

TEXAS MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

PONDER MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

MAGNOLIA MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

BLUESTEM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

APPALACHIA MIDSTREAM SERVICES, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

Signature page to Purchase Agreement

The foregoing Purchase Agreement

    is hereby confirmed and accepted

    as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Stephen Pedone
	Name:	Stephen Pedone
	Title:	Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Randy Bayless
	Name:	Randy Bayless
	Title:	Managing Director

RBS SECURITIES INC.

By:	/s/ Marin Gagliari
	Name:	Marin Gagliari
	Title:	Director

WELLS FARGO SECURITIES, LLC

By:	/s/ T. Bancroft Mattei
	Name:	T. Bancroft Mattei
	Title:	Director

Acting on behalf of themselves

    and as the Representatives of

    the several Purchasers

Signature page to Purchase Agreement

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Barclays Capital Inc.	$168,750,000
Credit Suisse Securities (USA) LLC	$75,000,002
RBS Securities Inc.	$75,000,002
Wells Fargo Securities, LLC	$75,000,002
Banco Bilbao Vizcaya Argentaria, S.A.	$23,303,571
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$23,303,571
BMO Capital Markets Corp.	$23,303,571
Capital One Southcoast, Inc.	$23,303,571
Citigroup Global Markets Inc.	$23,303,571
Deutchse Bank Securities Inc.	$23,303,571
DNB Markets, Inc.	$23,303,571
Goldman, Sachs & Co.	$23,303,571
Mitsubishi UFJ Securities (USA), Inc.	$23,303,571
Morgan Stanley & Co. LLC	$23,303,571
RBC Capital Markets, LLC	$23,303,571
Scotia Capital (USA) Inc.	$23,303,571
UBS Securities LLC	$23,303,571
U.S. Bancorp Investments, Inc.	$23,303,571
Comerica Securities, Inc.	$7,500,000
Raymond James & Associates, Inc.	$7,500,000
SMBC Nikko Capital Markets Limited	$7,500,000
TD Securities (USA) LLC	$7,500,000
Total	$750,000,000

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1. Final term sheet, dated January 6, 2012, a copy of which is attached hereto as Exhibit B-1.

Exhibit B-1

Chesapeake Midstream Partners, L.P.

CHKM Finance Corp.

$750,000,000 6.125% Senior Notes due 2022

Pricing Term Sheet

Issuers:	Chesapeake Midstream Partners, L.P. CHKM Finance Corp.
Guarantors:	All current subsidiaries
Security Description:	6.125% Senior Notes due 2022
Principal Amount:	$750,000,000(1)
Maturity:	July 15, 2022
Coupon:	6.125%
Offering Price:	100.00%
Yield to Maturity:	6.125%
Spread to Treasury:	T + 418 bps
Benchmark:	2.0% UST due November 15, 2021
Interest Payment Dates:	January 15 and July 15
Commencing:	July 15, 2012
Equity Clawback	35% before January 15, 2015 at 106.125%
Optional Redemption:	Callable, on or after the following dates, and at the following prices:

Date	Price
January 15, 2017	103.063%
January 15, 2018	102.042%
January 15, 2019	101.021%
January 15, 2020 and thereafter	100.000%

Make-Whole:	T+50 until January 15, 2017
Trade Date:	January 6, 2012
Settlement Date:	January 11, 2012 (T+3)
CUSIP:	16524RAD5 144A / U1649TAB4 Reg S
ISIN:	US16524RAD52 144A / USU1649TAB45 Reg S
Minimum Allocations:	$2,000
Increments:	$1,000
Joint Book Runners:	Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
RBS Securities Inc.
Wells Fargo Securities, LLC
Senior Co-Managers:	Banco Bilbao Vizcaya Argentaria, S.A.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BMO Capital Markets Corp.
Capital One Southcoast, Inc.
Citigroup Global Markets Inc.
Deutchse Bank Securities Inc.
DnB Markets, Inc.
Goldman, Sachs & Co.
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
UBS Securities LLC
U.S. Bancorp Investments, Inc.

Co-Managers:	Comerica Securities, Inc.
Raymond James & Associates, Inc.
SMBC Nikko Capital Markets Limited
TD Securities (USA) LLC

(1) The offering was upsized from an original principal amount of $600,000,000. As a result of the upsize and the offering price, in the capitalization table in the Offering Memorandum relating to the offering (in thousands), as further adjusted cash and cash equivalents will be $69,286, as further adjusted revolving credit facility will be $0, as further adjusted total long-term debt will be $1,100,000, and as further adjusted total capitalization will be $3,539,189. Based on our EBITDA (as defined in our revolving credit facility), our leverage ratio would currently limit our borrowing capacity under our revolving credit facility to $734.3 million.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Unless they are registered, the Notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction. Accordingly, we are offering the Notes in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. For further details about eligible offerees and resale restrictions, see “Transfer Restrictions” in the Preliminary Offering Memorandum.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering. Please refer to the Preliminary Offering Memorandum for additional information.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

EXHIBIT A

FORM OF OPINION OF BRACEWELL & GIULIANI LLP

1. Each of the Issuers, the General Partner, the OLLC and PMGS (the “DE CHKM Entities”) is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, with all corporate, partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties currently owned or leased, and to conduct its business as currently conducted, in each case, in all material respects as described in the General Disclosure Package and the Final Offering Memorandum. Each of the Partnership Parties is duly registered or qualified to do business and is in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule I to this opinion.

2. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the General Disclosure Package and the Final Offering Memorandum. The Partnership has full limited partnership power and authority to act as the manager of the OLLC in all material respects as described in the General Disclosure Package and the Final Offering Memorandum. The OLLC has full limited liability company power and authority to act as the manager of each of the Operating Subsidiaries in all material respects as described in the General Disclosure Package and the Final Offering Memorandum.

3. The General Partner is the sole general partner of the Partnership and owns of record a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and except as described in the General Disclosure Package and the Final Offering Memorandum, the General Partner owns such GP Interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

4. The Partnership is the sole member of the OLLC and owns 100% of the limited liability company interests in the OLLC. Such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the OLLC and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) other than those Liens created, arising under or securing the Amended and Restated Credit Agreement or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

5. The OLLC owns 100% of the issued shares of capital stock in Finance Corp. Such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable; and the OLLC owns such shares of capital stock free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLLC as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) other than those Liens created, arising under or securing the Amended and Restated Credit Agreement or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law.

6. The OLLC is the sole member of each of the Operating Subsidiaries and owns 100% of the limited liability company interests in each of the Operating Subsidiaries. The OLLC owns the limited liability company interests in each Operating Subsidiary free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the applicable state of formation of such Operating Subsidiary naming the OLLC as debtor is on file in the office of such state’s Secretary of State, (B) other than those Liens created, arising under or securing the Amended and Restated Credit Agreement or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

7. The limited liability company interests of PMGS have been duly authorized and validly issued in accordance with the limited liability company agreement of PMGS and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act).

8. Each of the Issuers, the OLLC and PMGS has all requisite corporate, limited liability company or partnership power and authority to enter into the Indenture. The Indenture has been duly authorized, executed and delivered by the Issuers, the OLLC and PMGS, and assuming the due authorization, execution and delivery thereof by the Trustee and the Guarantors other than the OLLC and PMGS, is a legal, valid and binding agreement of the Issuers and Guarantors, enforceable against such parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

9. The Issuers have all requisite corporate or partnership power and authority, as applicable, to issue, sell and deliver the Notes. The Notes have been duly authorized by the Issuers, and when the Notes are duly executed by the Issuers in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon issuance and delivery to the Purchasers on the Closing Date against payment therefor in accordance with the terms of the Agreement, such Notes will be validly issued and will constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

10. Each of the OLLC and PMGS has all requisite limited liability company power and authority to issue the Guarantees to be issued by it. Such Guarantees have been duly authorized by the OLLC and PMGS and when the Notes and the Guarantees have been duly executed, authenticated, issued, delivered and paid for pursuant to the Indenture and the Agreement on the Closing Date, and assuming the due authorization, execution and delivery thereof by the Guarantors other than the OLLC and PMGS, such Guarantees will be validly issued and will constitute legal, valid and binding obligations of the Guarantors, enforceable against such Guarantors in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

11. The Offered Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement conform as to legal matters in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Memorandum; and the statements set forth in the General Disclosure Package and the Final Offering Memorandum under the captions “Business—Our Relationship with GIP—Related Party Agreements,” “Business—Regulation of Operations,” “Business—Environmental Matters” and “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of provisions of the laws or of any specific agreement or instrument referred to therein, constitute accurate summaries thereof in all material respects.

12. The Issuers have all requisite corporate or partnership power and authority, as applicable, to issue the Exchange Notes. The Exchange Notes have been duly authorized by the Issuers, and when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be validly issued and constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the OLLC and PMGS has all requisite limited liability company power and authority to issue the Exchange Guarantees to be issued by it. Such Exchange Guarantees have been duly authorized by the OLLC and PMGS and when the Exchange Notes and the Exchange Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Exchange Offer and the Indenture, and assuming the due authorization, execution and delivery thereof by the Guarantors other than the OLLC and PMGS, such Exchange Guarantees will be validly issued and constitute legal, valid and binding obligations of the Guarantors, enforceable against such Guarantors in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

13. Each of the DE CHKM Entities has all requisite corporate, limited liability company or partnership power and authority, as applicable, to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the DE CHKM Entities and, when the Offered Securities have been duly executed, authenticated, issued, delivered and paid for pursuant to the Agreement, the Registration Rights Agreement will have been duly executed and delivered by the DE CHKM Entities, and assuming the due authorization, execution and delivery thereof by the Guarantors other than the OLLC and PMGS, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Partnership Parties, enforceable against the Partnership Parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution thereunder, by federal or state law or by principles of public policy.

14. Each of the DE CHKM Entities has all requisite corporate, limited liability company or partnership power and authority to enter into the Agreement. The Agreement has been duly authorized and validly executed and delivered by each of the DE CHKM Entities.

15. (A) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(B) The General Partner Agreement has been duly authorized, executed and delivered by Midstream Ventures and is a valid and legally binding agreement of Midstream Ventures, enforceable against Midstream Ventures in accordance with its terms;

(C) The limited liability company agreement of the OLLC has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; and

(D) The limited liability company agreement of PMGS has been duly authorized, executed and delivered by the OLLC and is a valid and legally binding agreement of the OLLC, enforceable against it in accordance with its terms;

except in each case as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

16. None of (i) the offering, issuance or sale of the Offered Securities and the Exchange Securities by the Issuers and the Guarantors or (ii) the execution, delivery and performance of the Indenture, the Agreement and the Registration Rights Agreement by the Partnership Parties party hereto and thereto, as the case may be, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the DE CHKM Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument governed by the laws of the State of Delaware, New York or Texas and filed as an exhibit to any Exchange Act Report, (C) violates or will violate the Delaware LLC Act, the Delaware LP Act or the applicable federal laws of the United States of America, in each case as applicable to the Partnership Parties, or any order, judgment, decree or injunction known to such counsel of any U.S. Federal or Delaware court or governmental agency or authority having jurisdiction over any of the Partnership Parties or any of their respective properties or assets in a proceeding to which any of them or their respective properties is a party (provided, however, that such counsel need express no opinion with respect to compliance with any state securities or federal or state antifraud law except as specifically stated in the opinion of such counsel) or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by the Agreement or perform their obligations under the Indenture.

17. No consent of or filing with any federal, Delaware or New York court, governmental agency or body having jurisdiction over the Partnership Parties or any of their respective properties or assets is required to be obtained or made by the Partnership Parties in connection with (i) the offering or sale of the Offered Securities and the Exchange Securities by the Issuers and the Guarantors or (ii) the execution, delivery and performance of the Indenture, the Agreement and the Registration Rights Agreement by the Partnership Parties party thereto, as the case may be, except in the case of clauses (i) and (ii), (A) for filings and consents required under applicable state securities or “Blue Sky” laws in connection with the purchase and resale of the Offered Securities by the Purchasers, as to which such counsel need not express any opinion, (B) for filings and consents required under applicable state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, and the Securities Act in connection with the registration and issuance of Exchange Notes, as contemplated by the Registration Rights Agreement, (C) for such consents that have been, or prior to the Closing Date will be, obtained or made and (D) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by the Agreement or perform its obligations under the Indenture.

18. None of the Partnership Parties is, or immediately following the sale of the Offered Securities to be sold by the Issuers hereunder and application of the net proceeds from such sale as described in the General Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds,” will be, an “investment company” as such term is defined in the Investment Company Act.

19. No registration under the Securities Act of the Offered Securities is required for the sale of the Offered Securities to the Purchasers as contemplated hereby or for the resale of such Offered Securities, assuming (i) the accuracy of the Purchasers’ representations in the Agreement and (ii) the accuracy of the Partnership Parties’ representations contained in the Agreement. It is not necessary to qualify an indenture in respect of the Offered Securities under the 1939 Act.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Parties, the independent registered public accounting firm of the Partnership and representatives of the Purchasers, at which the contents of the General Disclosure Package and the Final Offering Memorandum and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the General Disclosure Package and the Final Offering Memorandum (except to the extent specified in paragraph 11 above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(B) the Final Offering Memorandum, as of its date and the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (a) the financial statements, the notes and schedules thereto, or the auditors’ reports thereon, contained therein or omitted therefrom or (b) the other financial or accounting information contained therein or omitted therefrom.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Partnership Parties to the extent such counsel deems appropriate and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to the applicable federal laws of the United States of America, the laws of the State of New York and the State of Texas, the Delaware LP Act and the Delaware LLC Act, and that such counsel is not admitted to the practice of law in the State of Delaware, (iv) with respect to the opinions expressed as to the existence of the DE CHKM Entities and the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Parties, state that such opinions are based upon certificates of existence, qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than 10 days prior to the Closing Date and shall be provided to counsel to the Purchasers) and express no conclusions beyond what are stated in such certificates, (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or state or local tax statutes to which any of the members or partners of the Partnership Parties may be subject, (vi) with respect to the existence of any Lien for which a financing statement under the Uniform Commercial Code of any state is on file, state that such counsel’s opinion is based solely upon such counsel’s review of a specific search of such state’s Secretary of State (each of which shall be as of a date not more than 10 days prior to the Closing Date and shall be provided to counsel to the Purchasers) and (vii) rely in respect of matters of Oklahoma law on the opinion delivered by Commercial Law Group, P.C., special Oklahoma counsel for the Partnership Parties, on the Closing Date.

Schedule I

Foreign Qualifications of the Partnership Entities

Entity	Jurisdiction in which registered or qualified
Bluestem Gas Services, L.L.C.	None
Chesapeake Midstream Gas Services, L.L.C.	Arkansas, Kansas, Louisiana, New Mexico and Texas
Chesapeake Midstream GP, L.L.C.	None
Chesapeake MLP Operating, L.L.C.	Oklahoma and Texas
Chesapeake Midstream Partners, L.P.	None
Magnolia Midstream Gas Services, L.L.C.	Louisiana and Texas
Oklahoma Midstream Gas Services, L.L.C.	None
Ponder Midstream Gas Services, L.L.C.	Texas
Texas Midstream Gas Services, L.L.C.	Texas
Appalachia Midstream Services, L.L.C.	New York, Ohio, Oklahoma, Pennsylvania and West Virginia

EXHIBIT B

FORM OF OPINION OF OKLAHOMA COUNSEL

1. Each of Appalachia, Bluestem, OMGS, CMGS, MMGS and TMGS (the “OK CHKM Entities”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Oklahoma, with all limited liability company power and authority necessary to own or lease its properties currently owned or leased, and to conduct its business as currently conducted, in each case, in all material respects as described in the General Disclosure Package and the Final Offering Memorandum.

2. The limited liability company interests of each OK CHKM Entity have been duly authorized and validly issued in accordance with the limited liability company agreement of the applicable OK CHKM Entity and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by the specified provisions of the Oklahoma Limited Liability Company Act).

3. Each of the OK CHKM Entities has all limited liability company power and authority to enter into the Indenture and the Registration Rights Agreement and issue the Guarantees and the Exchange Guarantees. Each of the Indenture, the Registration Rights Agreement and the Agreement has been duly authorized, executed and delivered by each of the OK CHKM Entities. Each of the Guarantees and the Exchange Guarantees have been duly authorized, executed and delivered by each of the OK CHKM Entity.

4. The limited liability company agreement of each OK CHKM Entity has been duly authorized, executed and delivered by the OLLC and is a valid and legally binding agreement of the OLLC, enforceable against it in accordance with its terms, except in each case as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

5. None of (i) the offering, issuance or sale of the Offered Securities and the Exchange Securities by the Issuers and the Guarantors and (ii) the execution, delivery and performance of the Indenture, the Agreement and the Registration Rights Agreement by the Partnership Parties party hereto and thereto, as the case may be, (A) conflicts or will conflict with or constitutes or will constitute a violation of the certificate of incorporation, bylaws, limited liability company agreement, partnership agreement, certificate of formation, certificate of limited partnership or other governing document of any of the OK CHKM Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event under any agreement or instrument governed by the laws of the State of Oklahoma referenced as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010, which conflicts, breaches, violations or defaults, in the case of clause (B), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the OK CHKM Entities to consummate the transactions contemplated herein or perform their obligations under the Indenture.

B-1

6. No consent of or with any Oklahoma court, governmental agency or body having jurisdiction over the Partnership Parties is required in connection with (i) the offering or sale of the Offered Securities and the Exchange Securities by the Issuers and the Guarantors or (ii) the execution, delivery and performance of the Indenture, the Agreement and the Registration Rights Agreement by the Partnership Parties party hereto and thereto, as the case may be, except (A) for filings and consents required under applicable state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Purchasers, as to which such counsel need not express any opinion, (B) applicable state securities laws, as to which such counsel need not express any opinion, and the Securities Act in connection with the registration and issuance of Exchange Notes as contemplated by the Registration Rights Agreement, (C) for such consents that have been obtained or made and (D) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Partnership Parties and the OK CHKM Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such opinions are limited to the laws of the State of Oklahoma, (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) federal, state or local taxes or state or local tax statutes to which any of the Partnership Parties may be subject.

In addition, such counsel shall state that such opinion letter may be relied upon only by the Purchasers, their counsel and counsel for the Partnership Parties in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

B-2